Exhibit 99.1

Editorial Contact	Investor Relations Contact:
Gwen Carlson	Ryan Bright
Conexant Systems, Inc.	Shelton Group
(949) 483-7363	(972) 239-5119, ext. 159
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER OF FISCAL 2008
Core Net Income Hits High-end of Guidance Updated in September
     NEWPORT BEACH, Calif., Oct. 30, 2008 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the fourth quarter of fiscal 2008 that met the updated guidance provided on Sept. 30, 2008 when the company increased its earnings outlook.
Fourth Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     On August 11, 2008 Conexant announced that it completed the sale of its Broadband Media Processing (BMP) product lines to NXP Semiconductors. The financial results of the BMP business unit are classified as discontinued operations in the company’s financial statements for all periods.
     Excluding results from discontinued operations, revenues for the fourth quarter of fiscal 2008 were $122.6 million. Core gross margins were 54.5 percent of revenues. Core operating expenses were $47.0 million, and core operating income was $19.9 million. Core net income was $13.0 million, or $0.26 per diluted share.
     On a GAAP basis, gross margins were 54.1 percent of revenues. GAAP operating expenses were $57.2 million. GAAP operating income was $9.2 million, and GAAP net loss

Conexant Reports Financial Results for the Fourth Quarter of Fiscal 2008	2
from continuing operations was $2.2 million, or $0.04 per share. GAAP net income was $0.4 million, or $0.1 per diluted share. GAAP net income in the quarter included a loss of $3.7 million from discontinued operations related to the BMP business, which was offset by a gain on the sale of that business of $6.3 million.
     The company ended the quarter with $105.9 million in cash and cash equivalents, a sequential decrease of approximately $30 million. The decrease was related to several events including the company’s retirement of $80 million of its floating rate senior notes due in November 2010, the reduction of a short-term receivables facility by $37 million, and a $16 million cash payment for the purchase of Freescale’s “SigmaTel” multifunction printer business. These items were partially offset by $95 million in cash received from the sale of the company’s BMP business to NXP.
Business Perspective
     “The Conexant team delivered another outstanding quarter, meeting the increased guidance we provided at the end of September,” said Scott Mercer, Conexant’s chairman and chief executive officer. “Revenues of $122.6 million were consistent with the range we anticipated. Core gross margins of 54.5 percent of revenues were in line with our revised expectations and represented a sequential improvement of 390 basis points over the previous quarter. Core operating income of $19.9 million and core net income of $0.26 per share both met the high end of the updated guidance we provided in September.
     “During our recently concluded fiscal year, we dramatically improved our financial performance by exiting or selling unprofitable businesses and significantly improving the performance of our continuing businesses, expanding core gross margins, and reducing core operating expenses,” Mercer said. “As a result, we delivered $58 million in core operating income for fiscal 2008, led by outstanding performance in our IPM product lines. We also strengthened our balance sheet by retiring nearly $175 million in debt during the year.
     “Because of the financial improvements the Conexant team delivered over the past fiscal year, we are a stronger, more competitive company today, and we are in a much better position to work through the current economic challenges,” Mercer said. “Moving forward, we remain committed to driving further improvements in our business model, generating

Conexant Reports Financial Results for the Fourth Quarter of Fiscal 2008	3
positive cash flow, and strengthening our long-term capital structure. We will also continue to focus our investments on market segments where we lead or have an opportunity to lead, and we will continue to evaluate opportunities to augment our internal product-development efforts with select acquisitions.”
Business Outlook
     Conexant expects revenues for the first quarter of fiscal 2009 to be in a range between $103 million and $108 million, or 12 to 16 percent lower sequentially, as a result of the effects of the overall economic environment and the fact that the company’s fourth fiscal quarter included one extra week. Core gross margins for the first fiscal quarter are expected to be between 54.5 and 55.5 percent of revenues. The company anticipates that first fiscal quarter core operating income will be in a range between $11 million and $13 million, resulting in core net income of $0.09 to $0.12 per share.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time (ET)/ 2:00 p.m. Pacific Time (PT). Scott Mercer, chairman and chief executive officer, Christian Scherp, president, and Karen Roscher, senior vice president and chief financial officer, will discuss fourth quarter and fiscal year 2008 financial results and the company’s outlook. To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant; Conference ID number: 68166163.
     To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the U.S. and Canada) or 706-645-9291 (from other international locations); pass code: 68166163.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company that recorded revenues of more than $500 million in fiscal year 2008. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related

Conexant Reports Financial Results for the Fourth Quarter of Fiscal 2008	4
intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
###
     Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	October 3,	June 27,	September 28,	October 3,	September 28,
	2008	2008	2007	2008	2007
Net revenues	$122,615	$115,594	$138,933	$502,660	$573,576
Cost of goods sold	56,300	57,186	72,836	233,779	295,464

Gross margin	66,315	58,408	66,097	268,881	278,112

Operating expenses:
Research and development	29,279	27,410	42,369	125,162	173,520
Selling, general and administrative	21,008	24,700	22,941	86,146	91,429
Amortization of intangible assets	4,455	3,629	4,574	15,514	21,259
Asset impairments (Note 1)	22	120,617	67,698	120,769	226,113
Special charges	2,393	8,425	25,302	17,631	30,397

Total operating expenses	57,157	184,781	162,884	365,222	542,718

Operating income (loss)	9,158	(126,373)	(96,787)	(96,341)	(264,606)

Interest expense	6,852	6,669	9,205	31,598	40,783
Other expense (income), net	3,352	(9,036)	(9,771)	3,809	(36,148)

Loss before income taxes and (loss) gain of equity method investments	(1,046)	(124,006)	(96,221)	(131,748)	(269,241)
Provision for income taxes	373	2,466	1,383	4,418	3,131

Loss from continuing operations before (loss) gain of equity method investments	(1,419)	(126,472)	(97,604)	(136,166)	(272,372)
(Loss) gain of equity method investments (Note 2)	(808)	53	6,988	2,804	51,182

Loss from continuing operations	(2,227)	(126,419)	(90,616)	(133,362)	(221,190)
Gain on sale of discontinued operations, net of tax	6,268	—	—	6,268	—
Loss from discontinued operations, net of tax (Notes 3)	(3,670)	(23,452)	(144,149)	(173,628)	(181,272)

Net income (loss)	$371	$(149,871)	$(234,765)	$(300,722)	$(402,462)

Basic and diluted net loss per share from continuing operations (Note 4)	$(0.04)	$(2.56)	$(1.84)	$(2.70)	$(4.52)

Basic and diluted net gain per share from sale of discontinued operations (Note 4)	$0.13	$—	$—	$0.13	$—

Basic and diluted net loss per share from discontinued operations (Note 4)	$(0.08)	$(0.47)	$(2.93)	$(3.52)	$(3.70)

Basic and diluted net income (loss) per share (Note 4)	$0.01	$(3.03)	$(4.77)	$(6.09)	$(8.22)

Shares used in basic and diluted per-share computations
Basic	49,565	49,450	49,177	49,394	48,940

Diluted	49,994	49,450	49,177	49,653	48,940

Note 1 –	Asset impairments for the twelve months ended October 3, 2008 and three months ended June 27, 2008 includes non-cash impairment charges related to our Broadband Access (BBA) product lines related to goodwill of $108.6 million, intangible assets of $1.9 million, property, plant and equipment of $6.5 million and technical license tool impairments of $3.4 million. Asset impairments for the three and twelve months ended September 28, 2007 also includes non-cash impairment charges related to our Embedded Wireless Networking (EWN) business related to goodwill and intangible assets of $135.0 million and $20.0 million, respectively.

Note 2 –	(Loss) gain of equity method investments for the twelve months ended September 28, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

Note 3 –	On April 29, 2008, the Company announced it had signed a definitive agreement to sell its Broadband Media Processing (BMP) product lines to NXP Semiconductors. As a result of this transaction, which closed in August 2008, the results of the BMP business have been reported as discontinued operations and its assets and liabilities as of September 28, 2007 have been classified as held for sale. The results of discontinued operations include tax expense of ($0.4) million, $0.9 million, $0.6 million, $1.0 million and $1.2 million for the three months ended October 3, 2008 and June 27, 2008 and September 28, 2007, and the twelve months ended October 3, 2008 and September 28, 2007, respectively.

Note 4 –	On June 27, 2008, the Company affected a one-for-ten reverse stock split of its common stock. All share and per share data in these condensed consolidated financial statements have been adjusted to give effect to the reverse split.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	October 3,	June 27,	September 28,	October 3,	September 28,
	2008	2008	2007	2008	2007
GAAP net revenues	$122,615	$115,594	$138,933	$502,660	$573,576
Royalty buyout (k)	—	—	—	(14,700)	—

Non-GAAP Core net revenue less impact of royalty buyout	$122,615	$115,594	$138,933	$487,960	$573,576

GAAP cost of goods sold	$56,300	$57,186	$72,836	$233,779	$295,464
Cost of goods sold adjustments (a, f)	(525)	(42)	(1,323)	35	(1,684)

Non-GAAP Core cost of goods sold	$55,775	$57,144	$71,513	$233,814	$293,780

GAAP gross margin	$66,315	$58,408	$66,097	$268,881	$278,112
Gross margin adjustments (a, f)	525	42	1,323	(35)	1,684

Non-GAAP Core gross margin	66,840	58,450	67,420	268,846	279,796
Royalty buyout (k)	—	—	—	(14,700)	—

Non-GAAP Core gross margin less impact of royalty buyout	$66,840	$58,450	$67,420	$254,146	$279,796

GAAP operating expenses	$57,157	$184,781	$162,884	$365,222	$542,718
Stock-based compensation (a)	(2,334)	(6,154)	(3,856)	(14,180)	(15,502)
Transitional salaries and benefits (b)	—	—	(620)	—	(3,885)
Amortization of intangible assets (c)	(4,455)	(3,629)	(4,574)	(15,515)	(21,259)
Asset impairments (d)	(22)	(120,617)	(67,698)	(120,769)	(222,698)
Special charges (e)	(2,568)	(8,425)	(25,302)	(17,806)	(33,812)
Other (m)	(800)	—	—	(800)	(400)

Non-GAAP Core operating expenses	$46,978	$45,956	$60,834	$196,152	$245,162

GAAP operating income (loss)	$9,158	$(126,373)	$(96,787)	$(96,341)	$(264,606)
Gross margin adjustments (a, f)	525	42	1,323	(35)	1,684
Operating expense adjustments (a-e, m)	10,179	138,825	102,050	169,070	297,556

Non-GAAP Core operating income	$19,862	$12,494	$6,586	$72,694	$34,634
Royalty buyout (k)	—	—	—	(14,700)	—

Non-GAAP Core operating income less impact of royalty buyout	$19,862	$12,494	$6,586	$57,944	$34,634

GAAP other expense (income), net	$3,352	$(9,036)	$(9,771)	$3,809	$(36,148)
Unrealized (losses) gains on Mindspeed warrant (g)	(2,312)	1,881	(8,820)	(14,974)	(952)
Gains on sales of equity securities (h)	21	146	10,446	896	17,016
Loss on impairment of facility (p)	(1,435)	—	—	(1,435)	—
Gain on sale of building (o)	—	6,567	—	6,567	—
Other adjustments (j)	—	—	5,324	—	5,324

Non-GAAP Core other income	$(374)	$(442)	$(2,821)	$(5,137)	$(14,760)

GAAP provision for income taxes	$373	$2,466	$1,383	$4,418	$3,131
Tax expense on gain on sale of building (o)	—	(2,225)	—	(2,225)	—

Non-GAAP Core provision for income taxes	$373	$241	$1,383	$2,193	$3,131

GAAP net gain (loss) from continuing operations	$(2,227)	$(126,419)	$(90,616)	$(133,362)	$(221,190)
Gross margin adjustments (a, f)	525	42	1,323	(35)	1,684
Operating expense adjustments (a-e, m)	10,179	138,825	102,050	169,070	297,556
Losses (gains) of equity method investments (i)	808	(53)	(6,988)	(2,804)	(51,182)
Other expense (income) adjustments (g, h, j, o, p)	3,726	(8,594)	(6,950)	8,946	(21,388)
Tax expense on gain on sale of building (o)	—	2,225	—	2,225	—
Interest expense adjustment (n)	—	(11)	—	1,344	—

Non-GAAP Core net income (loss) from continuing operations	$13,011	$6,015	$(1,181)	$45,384	$5,480

	Three Months Ended			Twelve Months Ended
	October 3,	June 27,	September 28,	October 3,	September 28,
	2008	2008	2007	2008	2007
Basic and Diluted net (loss) income from continuing operations per share:
GAAP (l)	$(0.04)	$(2.56)	$(1.84)	$(2.70)	$(4.52)

Non-GAAP Basic (l)	$0.26	$0.12	$(0.02)	$0.92	$0.11

Non-GAAP Diluted (l)	$0.26	$0.12	$(0.02)	$0.91	$0.11

Shares used in basic and diluted per-share computations Basic	49,565	49,450	49,177	49,394	48,940

Diluted	49,994	49,844	49,177	49,653	49,199

See “GAAP to Non-GAAP Core Adjustments” below
GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.

(c)	Amortization of intangible assets resulting from business combinations.

(d)	Asset impairments for the three and twelve months ended October 3, 2008 includes non-cash impairment charges related to our Broadband Access (BBA) product lines related to goodwill of $108.6 million, intangible assets of $1.9 million, property, plant and equipment of $6.5 million and technical license tool impairments of $3.4 million. Asset impairments for the twelve months ended September 28, 2007 also includes non-cash impairment charges related to our Embedded Wireless Networking business of $135.0 million and $20.0 million.

(e)	Special charges for the three and twelve months ended October 3, 2008, primarily consists of restructuring charges. In addition, a $6.3 million expense incurred on the termination of a defined benefit plan was recorded during the twelve months ended October 3, 2008. Special charges for the three and twelve months ended September 28, 2007 also consist of restructuring charges as well as legal settlements totaling $20.0 million.

(f)	Other gains and losses which are not part of our core, on-going operations. For the three and twelve months ended October 3, 2008, includes the impact of environmental remediation charges and a charge from inventory acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines in the fourth quarter of fiscal 2008.

(g)	Unrealized gains and losses associated with changes in the fair value of our warrant to purchase 6 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(h)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.

(i)	Gain (loss) of equity method investments for the twelve months ended September 28, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

(j)	Represents other income and expenses which are not part of our core, on-going operations. For the three and twelve months ended September 28, 2007, this amount includes investment credits for asset disposals.

(k)	Our first quarter fiscal 2008 financial results included $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.

(l)	On June 27, 2008, we affected a one-for-ten reverse stock split of our common stock. All share and per share data in these financial statements have been adjusted to give effect to the reverse split.

(m)	Other gains and losses which are not part of our on-going operations. For the three and twelve months ended October 3, 2008, the adjustment relates to a purchase accounting expense of in-process research and development acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines.

(n)	Other interest expense which is not part of our on-going operations. For the twelve months ended October 3, 2008, the adjustment relates to the accelerated amortization of debt issuance costs related to the repurchase of $53.6 million of floating rate senior notes.

(o)	Other gains and losses which are not part of our on-going operations. For the twelve months ended October 3, 2008, the adjustments relate to the gain on the sale of a building in Noida, India and the provision for income taxes incurred on the gain.

(p)	Other gains and losses which are net part of our on-going operations. For the three and twelve months ended October 3, 2008, the adjustment relates to the loss incurred on a non-cancelable lease obligation.
Non-GAAP Financial Measures:
We have presented non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	October 3,	September 28,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$105,883	$234,147
Restricted cash	26,800	8,800
Receivables	48,997	80,856
Inventories	36,439	42,007
Other current assets	38,537	18,131
Current assets held for sale	—	250,451

Total current assets	256,656	634,392

Property, plant and equipment, net	24,912	46,676
Goodwill	110,412	214,635
Intangible assets, net	14,971	24,597
Other assets	39,452	65,669

Total assets	$446,403	$985,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$17,707	$58,000
Short-term debt	40,117	80,000
Accounts payable	34,894	80,571
Accrued compensation and benefits	14,989	23,191
Other current liabilities	44,385	70,345
Current liabilities to be assumed	—	3,925

Total current liabilities	152,092	316,032

Long-term debt	373,693	467,000
Other liabilities	57,352	56,422

Total liabilities	583,137	839,454

Shareholders’ (deficit) equity	(136,734)	146,515

Total liabilities and shareholders’ (deficit) equity	$446,403	$985,969

CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	October 3,	June 27,	September 28,	October 3,	September 28,
	2008	2008	2007	2008	2007
Revenues By Region:
Americas	$8,391	$8,995	$9,159	$35,258	$36,951
Asia-Pacific	108,577	99,690	125,303	442,043	510,717
Europe, Middle East and Africa	5,647	6,909	4,471	25,359	25,908

	$122,615	$115,594	$138,933	$502,660	$573,576

Cash Flow Data:
Depreciation of PP&E	$2,846	$5,245	$6,650	$19,311	$25,091
Capital expenditures	$1,718	$551	$7,189	$5,958	$30,322